Exhibit 99.906 CERT

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: The Oberweis Funds

            In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 6, 2019	/s/ James W. Oberweis
James W. Oberweis
President (Chief Executive Officer)

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:  The Oberweis Funds

            In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 6, 2019	/s/ Patrick B. Joyce
Patrick B. Joyce
Executive Vice President and Treasurer (Chief Financial Officer)